Exhibit 10.26

CBOT HOLDINGS, INC.

2005 LONG-TERM EQUITY INCENTIVE PLAN

1. Purpose

This plan shall be known as the CBOT Holdings, Inc. 2005 Long-Term Equity Incentive Plan (the “Plan”). The purpose of this Plan shall be to promote the long-term growth and profitability of CBOT Holdings, Inc. (“CBOT Holdings”) and its Subsidiaries, including Board of Trade of the City of Chicago, Inc. (“CBOT”), by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, CBOT Holdings and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of CBOT Holdings and its Subsidiaries and (ii) enabling CBOT Holdings and its Subsidiaries to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of restricted stock, incentive or nonqualified stock options, stock appreciation rights (“SARs”), performance awards, either alone or in tandem with, or any combination of, the foregoing, may be made under this Plan.

2.	Definitions

(a) “Award Agreement” has the meaning set forth in Section 11 of this Plan.

(b) “Board of Directors” and “Board” mean the board of directors of CBOT Holdings, as constituted from time to time.

(c) “Cause” means the occurrence of one of the following events:

(i) conviction of a felony or any crime or offence lesser than a felony involving the property of CBOT Holdings or a Subsidiary; or

(ii) conduct that has caused demonstrable and serious injury to CBOT Holdings or a Subsidiary, monetary or otherwise; or

(iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by CBOT Holdings or a Subsidiary; or

(iv) breach of duty of loyalty to CBOT Holdings or a Subsidiary or other act of fraud or dishonesty with respect to CBOT Holdings or a Subsidiary.

(d) “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of one of the following events:

(i) the consummation of a merger or consolidation of CBOT Holdings with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of CBOT Holdings immediately prior to such merger, consolidation or other reorganization;

(ii) the sale, transfer or other disposition of all or substantially all of CBOT Holdings’ assets;

(iii) a change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (i) had been directors of CBOT Holdings on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBOT Holdings representing at least 20% of the total voting power represented by CBOT Holdings’ then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meanings as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A) a trustee or other fiduciary holding securities under an employee benefit plan of CBOT Holdings or a Subsidiary;

(B) a corporation owned directly or indirectly by the stockholders of CBOT Holdings in substantially the same proportions as their ownership of the common stock of CBOT Holdings.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Common Stock” means the Class A common stock, par value $0.0001 per share, of CBOT Holdings, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of CBOT Holdings.

(h) “Competition” is deemed to occur if a person whose employment with CBOT Holdings or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of CBOT Holdings or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for CBOT Holdings or any Subsidiary.

(i) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any disability plan of CBOT Holdings or any Subsidiary or as otherwise determined by the Committee.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exempt Person” means any employee benefit plan of CBOT Holdings or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of CBOT Holdings.

(l) “exercise price” has the meaning set forth in Section 7(a) of this Plan.

(m) “Fair Market Value” of a share of Common Stock means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board.

(n) “Grantees” has the meaning set forth in Section 5 of this Plan.

(o) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(p) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act.

(q) “Nonqualified Stock Option” means any stock option other than an Incentive Stock Option.

(r) “optionees” has the meaning set forth in Section 5 of this Plan.

(s) “Other CBOT Securities” mean securities of CBOT Holdings other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(t) “Performance Cycle” has the meaning set forth in Section 9 of this Plan.

(u) “Retirement” means, with respect to any employee, retirement as defined under any pension plan or retirement program of CBOT Holdings or any Subsidiary applicable to such employee or termination of one’s employment on retirement with the approval of the Committee.

(v) “Shares” has the meaning set forth in Section 4 of this Plan.

(w) “Subsidiary” means a corporation or other entity of which outstanding shares on ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by CBOT Holdings.

3. Administration.

This Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer this Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of this Plan, the Committee shall be authorized to (i) select persons to participate in this Plan, (ii) determine the form and substance of grants made under this Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under this Plan, (iv) interpret this Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under this Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out this Plan as it may deem appropriate. Decisions of the Committee on all matters relating to this Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of CBOT Holdings shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of CBOT Holdings in connection with the performance of duties under this Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of this Plan shall be borne by CBOT Holdings. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under this Plan, and rights to the payment of such awards shall be no greater than the rights of CBOT Holdings’ general creditors.

4. Shares Available for this Plan.

Subject to adjustments as provided in Section 15 of this Plan, an aggregate of 1,200,000 shares of Common Stock (the “Shares”) may be issued pursuant to this Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by CBOT Holdings as treasury shares. If any grant under this Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under this Plan unless, in the case of options granted under this Plan, related SARs are exercised.

In no event shall the number of shares subject to options, SARs, restricted stock, restricted stock units, or performance awards granted to any one participant in any one year exceed in the aggregate 120,000 Shares. In no event shall the maximum amount payable under any performance awards denominated other than in Shares granted to any one participant in any one year exceed in the aggregate an amount equal to the Fair Market Value on the first day of that year of 120,000 Shares.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Section 3, 6 or 17 of this Plan or any other section in this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. Participation.

Participation in this Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals performing services for, CBOT Holdings and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in this Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for CBOT Holdings or any Subsidiary, or shall interfere in any way with the right of CBOT Holdings to terminate the employment or performance of services of a participant at any time. By accepting any award under this Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by CBOT Holdings, the Board or the Committee.

Restricted stock awards, Incentive Stock Options or Nonqualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees” as the case may be). Determinations made by the Committee under this Plan need not be uniform and may be made selectively among eligible individuals under this Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. Restricted Stock or Stock Units.

The Committee may at any time and from time to time grant Shares of restricted stock (or grant restricted stock units payable in Shares) under this Plan to such participants and in such amounts, and on such terms and conditions, as it determines. Each Award Agreement related to a grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions and the time or times at which such restrictions shall lapse with respect to all on a specified number of Shares that are part of the grant.

Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under this Plan will be held in escrow by CBOT Holdings on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, in the case of restricted stock during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any other stock or securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

If a participant ceases to be a director, officer or employee of, or to perform other services for, CBOT Holdings or a Subsidiary due to Cause, all of the participant’s restricted stock and restricted stock units which have not previously vested shall be forfeited immediately upon such cessation. To the extent provided in the award, if there is a Change in Control, all of the participant’s restricted stock and restricted stock units shall become fully vested and unrestricted immediately prior to such Change in Control.

7. Incentive and Nonqualified Options.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of CBOT Holdings or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is CBOT Holdings’ intent that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under this Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under this Plan, provided that such stock option otherwise meets the Plan’s requirements for Nonqualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a Share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of CBOT Holdings, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing CBOT Holdings to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee’s promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to CBOT Holdings that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to CBOT Holdings. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to CBOT Holdings, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by CBOT Holdings. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment, (B) such grantee must present evidence acceptable to CBOT Holdings that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the grantee shall be deemed to have delivered such shares as payment of the exercise price. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

(c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of CBOT Holdings, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related Award Agreement, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of, or performed other services for, CBOT Holdings or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of CBOT Holdings (as defined in Section 422 of the Code) may not exceed $100,000.

(e) Termination; Change in Control.

(i) If a participant ceases to be a director, officer or employee of, or to perform other services for, CBOT Holdings or a Subsidiary due to Cause, all of the participant’s options shall be forfeited immediately upon such cessation, whether or not then exercisable.

(ii) To the extent provided in the award, if there is a Change in Control, all of the participant’s options shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options.

(iii) The Committee may, in its discretion, determine the other conditions under which the vesting of a stock option will accelerate.

8. Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of CBOT Holdings on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other CBOT Securities having a Fair Market Value equal to such amount or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

If a participant ceases to be a director, officer or employee of, or to perform other services for, CBOT Holdings or a Subsidiary due to Cause, all of the participant’s SARs shall be forfeited immediately upon such cessation, whether or not then exercisable. To the extent provided in the award, if there is a Change in Control, all of the participant’s SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the SARs. The Committee may, in its discretion, determine the other conditions under which the vesting of an SAR will accelerate.

9. Performance Awards.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, CBOT Holdings, one or more of its Subsidiaries or divisions or any combination of the foregoing, including but not limited to: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share); contract volume, financial return ratios (e.g., return on investment, return on invested capital, return on equity, return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reductions; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives of such cycle for such reasons as it deems equitable, subject to any limitations imposed by Section 162(m) of the Code.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of CBOT Holdings’ performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other CBOT Securities, or any combination thereof, as the Committee may determine.

Except as otherwise determined by the Committee, a participant must be a director, officer or employee of, or otherwise perform services for, CBOT Holdings or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle.

If a participant ceases to be a director, officer or employee of, or to perform other services for, CBOT Holdings or a Subsidiary due to Cause, all of the participant’s performance awards shall be forfeited immediately upon such cessation. The Committee in its discretion may determine the extent to which a performance award may be deemed earned upon a Change in Control.

10. Withholding Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have CBOT Holdings withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount of CBOT Holdings is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 7(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

(b) Requirement. CBOT Holdings may require, as a condition to any grant or exercise under this Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to CBOT Holdings, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kid required by law to be withheld with respect to any grant or any delivery of Shares. CBOT Holdings, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Shares under this Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of this Plan, provided that CBOT Holdings shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

11. Written Agreement; Vesting.

To the extent required by the Committee, each person to whom a grant is made under this Plan shall enter into a written agreement with CBOT Holdings that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of this Plan, as may be approved by the Committee (“Award Agreement”). Unless the Committee determines otherwise, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. Transferability.

Unless the Committee determines otherwise, no grant of restricted stock option, SAR, or performance award under this Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13. Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

It is the intent of CBOT Holdings that this Plan comply in all respects with Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit this Plan to comply with Section 162(m), as the case may be.

14. Transfer of Employee.

The transfer of an employee from CBOT Holdings to a Subsidiary, from a Subsidiary to CBOT Holdings, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of CBOT Holdings, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under this Plan, in the number and kind of Shares of other property covered by grants previously made under this Plan, and in the exercise price of outstanding options and SARS. Any such adjustment shall be final, conclusive and binding for all purposes of this Plan. In the event of any merger, consolidation or other reorganization in which CBOT Holdings is not the surviving or continuing corporation or in which a Change in Control is to occur, all of CBOT Holdings’ obligations regarding restricted stock options, SARs, and performance awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control, the Committee may, in its discretion, (i) cancel any or all outstanding options under this Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16. Termination and Modification of this Plan.

The Board or the Committee, without approval of the stockholders, may modify or terminate this Plan, except that no modification shall become effective without prior approval of the stockholders of CBOT Holdings if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any applicable exchange standard listing.

17. Amendment or Substitution of Awards under this Plan.

The terms of any outstanding award under this Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, (i) notwithstanding anything to the contrary contained herein, the Committee may not, at any time, lower the exercise price of any option that is outstanding pursuant to this Plan as of such time without first obtaining the affirmative vote of a majority of the shares of Common Stock then issued and outstanding and

(ii) except as otherwise provided in Section 15 of this Plan, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under this Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under this Plan.

18. Commencement Date; Termination Date.

The date of commencement of this Plan shall be April 21, 2005 subject to approval by the CBOT as the sole stockholder of CBOT Holdings. Unless previously terminated upon the adoption of a resolution of the Board terminating this Plan, this Plan shall terminate at the close of business on April 21, 2015. No termination of this Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under this Plan.

19. Governing Law. The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.